Exhibit 99.1

LifePoint Health Reaffirms 2015 Guidance, Updating Same-Hospital Equivalent Admissions Growth

BRENTWOOD, Tenn.--(BUSINESS WIRE)--January 11, 2016--LifePoint Health, Inc. (NASDAQ: LPNT) today announced that it is reaffirming its previously issued guidance for 2015 Net Revenue, Adjusted EBITDA and Adjusted Diluted EPS. For the full-year of 2015, Estimated Net Revenue is expected to be in a range of $5.15 billion to $5.25 billion, Estimated Adjusted EBITDA is expected to be in a range of $695 million to $720 million and Estimated Adjusted Diluted EPS is expected to be in a range of $3.75 to $4.06. Updated same-hospital equivalent admissions growth for 2015 is now expected to be in a range of 1.0% to 2.0%. The Company anticipates reporting its results of operations for the fourth quarter and full-year of 2015 and guidance for 2016 on February 12, 2016.

Guidance includes the estimated impact of all acquisitions closed with an effective date on or before December 31, 2015. Additionally, guidance excludes, if applicable, items that are non-operational in nature, including items such as, but not limited to, gains or losses on sales or purchases of hospitals and business, impairments of long-lived assets and share repurchases, if any. This guidance is also subject to certain risks including those as set forth in the Company’s “Important Legal Information.”

The Company is scheduled to present on Monday, January 11, 2016, at 3:00 p.m. Pacific Standard Time at the J.P. Morgan Healthcare Conference being held at the Westin St. Francis Hotel in San Francisco, California. A link to the live audio webcast is available and copies of the related presentation materials will be available on line at www.lifepointhealth.net/investor-relations.

LifePoint Health (NASDAQ: LPNT) is a leading healthcare company dedicated to Making Communities Healthier®. Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 21 states. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the Company can be found at www.LifePointHealth.net. All references to “LifePoint,” “LifePoint Health” or the “Company” used in this release refer to LifePoint Health, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release, including LifePoint’s guidance for the year ended December 31, 2015, are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RAC) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors; (v) our ability to acquire hospitals and other healthcare providers on favorable terms, the business risks and costs associated therewith and the uncertainty in operating and integrating such hospitals and other providers; (vi) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments; (vii) the deterioration in the collectability of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our hospitals; (viii) whether our core strategies will result in anticipated operating results, including measurable quality and satisfaction improvements; (ix) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (x) the ability to attract, recruit or employ and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct and indirect costs associated with employing physicians and other healthcare professionals; (xi) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our hospital in such market; (xii) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xiii) any interruption of or restriction in our prompt access to licensed or owned information (and information technology systems) or failure in our ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xiv) adverse events in states where a large portion of our revenues are concentrated; (xv) liabilities resulting from potential malpractice and related legal claims brought against our hospitals or the healthcare providers associated with, or employed by, such hospitals or affiliated entities; (xvi) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and whether they are able to do so effectively; (xvii) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; and (xviii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
LifePoint Health, Inc.
Leif Murphy, 615-920-7664
Executive Vice President and
Chief Financial Officer